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                                                                    EXHIBIT 23.4

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 2,200,000 shares of its common stock and to the incorporation by reference therein of our report dated June 23, 1999, with respect to the consolidated financial statements of Radwiz Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K dated November 22, 1999, filed with the Securities and Exchange Commission.


                                               /s/ Luboshitz Kasierer
                                             Member Firm of Arthur Andersen

Tel-Aviv, Israel
February 7, 2000